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[ROSE HILLS]


November 18, 1996


TO:   Mark L. Helmintoller
FROM: Ginny Phillips
RE:   Compensation Confirmation

     Your position will be Senior Vice President--Director of Sales. Your yearly salary will be $250,000 per year, $4,807.69 per week. A car allowance of $500.00 per month will be provided as well.

     For relocation expenses, you will be provided a $500 per month housing allowance for Florida expenses commencing 12/1/96 and concluding 6/30/97. A housing allowance of $1000 per month for California expenses will be provided commencing 12/1/96 and concluding 11/30/97. These will be paid the third week of the month to pay for housing expenses for the following month.

     Incentive fees will begin 12/1/96 and will be paid weekly by the following schedule.

             All net Forethought Sales--1/4%

             All net PreNeed opening and closing--1/4%

             All net PreNeed and At Need cemetery property Sales--1/2%

             All PreNeed commodities--1/2%

     Please confirm this information with your signature below.




             /s/ Mark L. Helmintoller                     11/18/96
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                MARK L. HELMINTOLLER                        DATE